UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/25/2008

American Mold Guard, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32862

California	74-3077656
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

30270 Rancho Viejo Road, Suite E, San Juan Capistrano, California 92675
(Address of principal executive offices, including zip code)

949-240-5144
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

This amendment to the Current Report on Form 8-K, originally filed by American Mold Guard, Inc. (the "Company") on April 15, 2008, is being filed in order to include the letter from the Company's former independent registered public accounting firm addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-B.

BACKGROUND

On April 15, 2008, the Company filed a Form 8-K reporting, among other matters, the termination of the auditor-client relationship between the Company and its independent registered public accounting firm, Haskell & White LLP. Subsequent to the filing of the Form 8-K, the Company provided Haskell & White LLP with a copy of the Form 8-K and requested Haskell & White LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether Haskell & White LLP agrees with the statements contained in Item 4.01 of the Form 8-K and, if not, stating the respects in which it does not agree. A copy of Haskell & White LLP's letter is attached as Exhibit 16.1 to this Form 8-K/A.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Mold Guard, Inc.

Date: April 25, 2008	By:	/s/ John W. Martin
John W. Martin
Secretary

Exhibit Index

Exhibit No.	Description
EX-16.1	Letter from Haskell & White LLP to the SEC with respect to disclosures contained in Item 4.01 of Form 8-K dated April 15, 2008.